P13000 081 833

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(Requestor's Name)

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(Address)

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(Address)

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(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

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(Business Entity Name)

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Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

200336799682

11/18/19--01025--020 **35.00

FILED
2019 NOV 18 AM 9:28
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Amend

DEC 1 4 2019

I ALBRITTON

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: GenTech Holdings, Inc.

DOCUMENT NUMBER: P13000081833

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

David Lovatt

Name of Contact Person

GenTech Holdings, Inc.

Firm/ Company

1732 1st Avenue, #25955

Address

1732 1st Avenue, New York, NY 10128

City/ State and Zip Code

david@gentech.group

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

David Lovatt at (347) 4647532

Name of Contact Person / Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

GenTech Holdings, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

FILED
2019 NOV 18 AM 9: 28
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

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(Florida street address)

New Registered Office Address: _______________, Florida_______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
2) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
3) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
4) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
5) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
6) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). (*Be specific*)

ARTICLE IV : Capital Stock

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock". The number of shares of Common Stock authorized to be issued is Ten Billion (10,000,000,000). The number of shares of Preferred Stock authorized is Two million Five Hundred Thousand (2,500,000). The preferred and common stock shall each have a par value of $0.0001 per share.

The remaining subsections of Article IV remain unchanged in their entirety.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: 11/15/2019, if other than the date this document was signed.

Effective date if applicable: 11/18/19

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 11/15/19

Signature ______________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

David Lovatt
(Typed or printed name of person signing)

President & CEO
(Title of person signing)